                                                                    EXHIBIT 23.5

                         CONSENT OF FINANCIAL ADVISOR

                         MORGAN KEEGAN & COMPANY, INC.


Pursuant to the penultimate paragraph of our letter to the Board of Directors of Lamar Capital Corporation dated February 20, 2001, we hereby consent to the use of our opinion attached as Appendix A to the Registration Statement on Form S-4 of Hancock Holding Company, and to the references to such opinion and to our firm contained in the section titled "Opinion of Lamar's Financial Advisor" of the Proxy Statement-Prospectus that is a part of said Registration Statement.



MORGAN KEEGAN & COMPANY, INC.
May 3, 2001